UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2016

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, the Compensation Committee of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved an amendment and restatement of the Company’s employment agreement with Paul Ricci, the Company’s Chairman and Chief Executive Officer. On that same day, Mr. Ricci and the Company signed the amended and restated employment agreement (the “New Employment Agreement”). The New Employment Agreement will run through March 31, 2018. Mr. Ricci’s annual base salary under the New Employment Agreement will remain unchanged at $800,000 and his target annual bonus will remain at 150% of base salary. His actual bonus earned, if any, will depend on the achievement of performance goals that will be set in advance by the Compensation Committee. Under the New Employment Agreement, Mr. Ricci will be granted time-vested restricted stock awards for 250,000 shares of Company common stock and a performance-based vesting award of 375,000 performance shares. The performance shares will vest based on actual performance versus goals set in advance by the Compensation Committee. The severance payments and benefits in the New Employment Agreement generally were not increased in amount from the prior amounts, but the primary severance payments and non-renewal amounts that Mr. Ricci would have been entitled to following the non-renewal of his employment under the old agreement now will be paid to him following his termination of employment under the New Employment Agreement, except that, under the New Employment Agreement, Mr. Ricci will forfeit the severance and non-renewal payment if he voluntarily terminates employment without good reason (as defined in the New Employment agreement) before March 31, 2018. The non-renewal provisions of the old agreement were not carried over into the New Employment Agreement. Mr. Ricci has indicated his intention to retire as Chief Executive Officer at the end of the term of the New Employment Agreement. The Board of Directors will undertake a search process to choose Mr. Ricci’s successor during the term.

On November 17, 2016, the Company also announced that that Bill Robbins, the Company’s executive vice president, Worldwide Sales, will be leaving the company for another role as part of a planned transition of sales responsibilities into Nuance’s four business divisions.

The press release attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall is be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Employment Agreement between the Company and Paul Ricci dated November 17, 2016.

99.1	Press Release dated November 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: November 17, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibits

10.1	Amended and Restated Employment Agreement between the Company and Paul Ricci dated November 17, 2016.

99.1	Press Release dated November 17, 2016.